American Bitcoin Reports Third Quarter 2026 Results

Grows Bitcoin Reserve Through Mining Operations, Increases Satoshis Per Share by Approximately 5%

MIAMI, FL, November 4, 2026 – American Bitcoin Corp. (Nasdaq: ABTC) (“American Bitcoin” or the “Company”), a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure backbone, today reported its financial results for the third quarter of 2026.

Mike Ho, Chief Executive Officer of American Bitcoin, said: “Our third-quarter results demonstrate our commitment to building a disciplined, Bitcoin-denominated operating business. Despite seasonal power cost pressures, we continued mining Bitcoin at a structural discount to spot, grew our strategic reserve, and increased Satoshis Per Share by approximately 5%, all without issuing shares through our ATM program or purchasing Bitcoin during the quarter. That is an important distinction in today’s market. Our focus remains on efficiently accumulating Bitcoin, maintaining flexibility in our operations, and allocating capital in ways that support long-term Bitcoin-per-share growth. We believe that discipline positions American Bitcoin to create lasting value for shareholders across market cycles.”

Eric Trump, Co-Founder and Chief Strategy Officer of American Bitcoin, said: “We’re building American Bitcoin with the conviction that Bitcoin and American energy will play an increasingly important role in the future of our economy. This quarter, we delivered approximately $126 million in net income and $221 million in Adjusted EBITDA, while growing our Bitcoin reserve and increasing Bitcoin per share. These are significant results, particularly in a challenging digital asset market, and they reflect the discipline and long-term conviction behind this business. But our opportunity extends beyond any single quarter. As demand for energy and critical infrastructure accelerates across America, I believe we're particularly well-positioned at the intersection of two industries that will help define the future of our economy. We’re building American Bitcoin for the long term, and I’m excited about what lies ahead.”

Strategic Reserve Growth

•
Increased Satoshis Per Share (SPS) by ~5%, from ~10,989¹ as of June 30, 2026 to ~11,572¹ as of September 30, 2026.
•
Grew Bitcoin holdings from ~8,0022 as of June 30, 2026 to ~8,4272 as of September 30, 2026, an increase of ~425 Bitcoin, or ~5%, in a single quarter.

BITCOIN RESERVE
SATOSHIS PER SHARE
BTC RESERVE
SATOSHIS PER SHARE
9,000
6,000
3,000
0
12,000
8,000
4,000
0
Mar-31 2025
Jun-30 2025
Sep-30 2025
Dec-31 2025
Mar-31 2026
Jun-30 2026
Sep-30 2026

ABTC

NASDAQ: ABTC

Note: Number of common shares issued and outstanding before the merger of American Bitcoin and Gryphon Digital Mining, Inc. on September 3, 2025 (the "Merger") have been adjusted to reflect the Merger exchange ratio of ~14.4995. Number of common shares issued and outstanding reflect a 1-for-15 reverse stock split effected on July 2, 2026. Number of Bitcoin have been rounded to the nearest whole number. Includes Bitcoin pledged for miner purchases under agreements with BITMAIN.

Mining Platform Performance

•
Mining revenue for Q3 2026 was ~$63.4 million, compared with approximately $67.0 million in Q2 2026. Revenue per Bitcoin mined was ~$71,100 in Q3 2026 compared with approximately $71,900 in Q2 2026.
•
Mined ~891 Bitcoin in Q3 2026, compared with ~932 Bitcoin mined in Q2 2026. Q3 2026 production represented ~21% of the Company’s total Bitcoin mined since its March 31, 2025 launch.
•
Gross profit was ~$25.8 million, representing a gross margin of ~41%, compared with ~$33.0 million and ~49% in Q2 2026. Higher seasonal power costs at our sites contributed to quarter-over-quarter margin pressure.
•
Sold a portion of Bitcoin production to cover operating costs while continuing to build the Company’s strategic Bitcoin reserve.
•
Cost to mine was ~$42,100 per Bitcoin in Q3 2026, compared with ~$36,500 per Bitcoin in Q2 2026, primarily reflecting higher seasonal power costs across our sites.
•
Net income of ~$126 million in Q3 2026, compared with a net loss of ~$57.2 million in Q2 2026, and Adjusted EBITDA of ~$221 million in Q3 2026, compared with an Adjusted EBITDA loss of ~$45.0 million in Q2 2026.
•
Total owned fleet consisted of ~89,242 Bitcoin miners with ~28.1 EH/s of capacity as of quarter-end.

1. Represents the amount of Bitcoin attributable to each outstanding share of the Company’s common stock. SPS is calculated by multiplying the Company’s total Bitcoin holdings by the Satoshi conversion ratio (1 Bitcoin equals 100,000,000 Satoshis), then dividing that total by the number of shares of the Company’s common stock outstanding as of the measurement date. Number of common shares issued and outstanding reflect a 1-for-15 reverse stock split effected on July 2, 2026.

2. Includes ~3,090 Bitcoin pledged for miner purchases under agreements with BITMAIN.

Conference Call

The Company’s Third Quarter 2026 Earnings Conference Call will be held today, Wednesday, November 4, 2026, at 4:30 p.m. ET. Investors can join the live webcast at https://app.webinar.net/pymQJ5mJ37e. To join by telephone, dial 1 (888) 880-3330 ten minutes prior to the start time to allow time for registration. International callers may dial 1 (646) 357-8766.

Supplemental Materials and Upcoming Communications

The Company expects to make available on its website and/or official social media channels certain materials and updates designed to accompany the discussion of its results, along with certain supplemental financial information and other data, including regarding its Bitcoin holdings and related performance metrics. For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company’s website, abtc.com/investors, and its social media accounts, including on X, Instagram, and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

About American Bitcoin

American Bitcoin Corp., a majority-owned subsidiary of Hut 8 Corp., is a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure. The Company delivers institutional-grade exposure to Bitcoin through an industry-first business model that integrates scaled self-mining operations with disciplined accumulation strategies. For more information, visit abtc.com and follow the Company on X at @ABTC.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements relating to the Company’s ability to efficiently accumulate Bitcoin and continue to grow its strategic Bitcoin reserve; the Company’s ability to mine Bitcoin at a discount to the prevailing Bitcoin price; the Company’s ability to grow its Bitcoin holdings and Satoshis Per Share over time; the Company’s ability to maintain flexibility in its operations; the Company’s ability to allocate capital in a manner that supports long-term Bitcoin-per-share growth; the Company’s ability to create lasting value for shareholders across market cycles; the effect of seasonal power costs on the Company’s margins and cost to mine; the expected role of Bitcoin and energy infrastructure in the future of the economy and the Company’s positioning in its industry; and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by the Company as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the price of Bitcoin and concentration of Bitcoin holdings; failure to grow hashrate; the purchase of miners; competition from other methods of investing in Bitcoin; uncertainty in the development and acceptance of the Bitcoin network; reliance on third-party mining pool service providers; hedging transactions; Bitcoin halving events; failure to realize the anticipated benefits of the merger transactions; dependence on Hut 8; liquidity constraints and failure to raise additional capital; failure of critical systems; competition from current and future competitors; changes in leasing arrangements; hazards and operational risks; electrical power requirements; geopolitical, social, economic, and other events and circumstances; cybersecurity threats and breaches; Internet-related disruptions; dependence on key personnel; having a limited operating history; rapidly changing technology; predicting facility requirements; acquisitions, strategic alliances or joint ventures; operating and expanding internationally; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; stock price volatility; the Company’s multi-class capital structure and status as a controlled company; and other factors that may affect the future business, results, financial position and prospects of the Company. Additional factors that could cause results to differ materially from those described above can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in other documents filed by the Company from time to time with the SEC.

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we rely on Adjusted EBITDA to evaluate our business, measure our performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss), adjusted for impacts of income tax provision, depreciation and amortization, loss (gain) on derivatives, gain on warrant liability, the removal of non-recurring transactions, and stock-based compensation expense in the period presented. You are encouraged to evaluate each of these adjustments and the reasons that our Board and management team consider them appropriate for supplemental analysis.

Our Board and management team use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and amortization), and other items (such as non-recurring transactions) that impact the comparability of financial results from period to period.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, its definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

American Bitcoin Corp.

Unaudited Condensed Consolidated and Combined Statements of Operations

(in USD thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026
Revenue	$63,355	$67,015

Cost of revenue (exclusive of depreciation and amortization shown below)	37,524	34,009

Operating expenses (income):
Depreciation and amortization	28,579	28,237
General and administrative expenses	2,758	7,672
(Gain) loss on digital assets	(197,340)	71,178
Total operating (income) expenses	(166,003)	107,087
Operating income (loss)	191,834	(74,081)

Other (expense) income:
(Loss) gain on derivatives	(64,276)	18,315
Gain on warrant liability	6	22
Other (expense) income	(64,270)	18,337

Income (loss) before income taxes	127,564	(55,744)

Income tax provision	(1,577)	(1,407)

Net income (loss)	$125,987	$(57,151)

Adjusted EBITDA Reconciliation

	Three Months Ended
	September 30, 2026	June 30, 2026
Net income (loss)	$ 125,987	$ (57,151)
Income tax provision	1,577	1,407
Depreciation and amortization	28,579	28,237
Loss (gain) on derivatives	64,276	(18,315)
Gain on warrant liability	(6)	(22)
Non-recurring transactions (1)	—	—
Stock-based compensation expense	384	812
Adjusted EBITDA	$ 220,797	$ (45,032)

(1) There were no non-recurring transactions for the three months ended September 30, 2026 and June 30, 2026.

Contacts

American Bitcoin Investor Relations
ir@abtc.com

American Bitcoin Public Relations
media@abtc.com